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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 11, 1994



                             THE ACTAVA GROUP INC.
             (Exact name of registrant as specified in its charter)


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
         DELAWARE                            1-5706                  58-0971455
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(State or other jurisdiction of)     (Commission File Number)    (I.R.S. Employer
incorporation or organization)                                   Identification No.)
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              4900 GEORGIA-PACIFIC CENTER, ATLANTA, GEORGIA 30303
               (Address of principal executive offices)(Zip Code)



        Registrant's telephone number, including area code: 404/658-9000


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Item 5.  Other Events

         The Actava Group Inc. ("Actava") and Metromedia Company ("Metromedia") have entered into a Credit Agreement dated as of October 11, 1994 (the "Credit Agreement") under which Actava will make loans to Metromedia in an amount not to exceed $55 million. Under the terms of the Credit Agreement, Metromedia will use the proceeds of the loans to make advances to or pay obligations on behalf of Orion Pictures Corporation ("Orion"), MCEG Sterling Incorporated ("MCEG Sterling"), and Metromedia International Telecommunications Inc. ("MITI"). All loans made by Actava to Metromedia under the Credit Agreement will be secured by the shares of stock of Orion and MITI owned by Metromedia and its affiliates. In addition, John W. Kluge, a general partner of Metromedia, has personally guaranteed the loans.

         On August 31, 1994, Actava, Orion, MCEG Sterling and MITI entered into letters of intent providing for a combination of the foregoing companies into one new company to be named Metromedia International Group Inc. (the "Proposed Transaction"). The Credit Agreement was contemplated by the letters of intent. The Credit Agreement, however, is a separate transaction from the Proposed Transaction, which remains subject to a number of conditions, including due diligence, the negotiation and execution of definitive agreements, the successful refinancing of the currently outstanding Orion debt, approvals by the Boards of Directors and stockholders of the parties involved in the transaction, and other customary approvals and conditions.

         The Credit Agreement provides that interest will be due on the principal amount of all loans made under the Credit Agreement at an annual rate equal to the prime rate announced from time to time by Chemical Bank. Interest will be increased to prime plus three percent per annum if a party other than Actava terminates discussions relating to the Proposed Transaction. All loans will be due and payable on the earlier of April 30, 1995 or six months from the date on which the first loan is made. The first loan was made on October 12, 1994 in the amount of $2 million. If Actava elects to terminate discussions relating to the Proposed Transaction, then all loans will be due and payable three months from the date on which such discussions are terminated.





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Item 7. Financial Statements and Exhibits.


(c)       Exhibits.


Exhibit No.      Description
- - -----------      -----------

10(a) Credit Agreement dated as of October 11, 1994 by and between The Actava Group Inc. and Metromedia Company with respect to a revolving credit facility of up to $55 million. The following exhibits are omitted: Exhibit A - Form of Note; Exhibit B - Form of Pledge Agreement; Exhibit C - Form of Guaranty; and Exhibit D - Form of Opinion of Paul, Weiss, Rifkind, Wharton and Garrison. Registrant agrees to furnish copies of such exhibits upon request.

10(b) Revolving Credit Note dated as of October 11, 1994 with respect to a revolving credit facility of up to $55 million between The Actava Group Inc. and Metromedia Company.

10(c) Pledge Agreement dated as of October 11, 1994 by and between Metromedia Company; Met Telcell, Inc.; Met International, Inc.; John W. Kluge; Anita H. Subotnick and Stuart Subotnick, as joint tenants, and The Actava Group Inc. with respect to a revolving credit facility of up to $55 million.

10(d) Guaranty dated as of October 11, 1994 by John W. Kluge in favor of The Actava Group Inc. with respect to a revolving credit facility of up to $55 million.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE ACTAVA GROUP INC.
                                     --------------------------
                                             Registrant





                                        /s/ Frederick B. Beilstein, III
                                     ----------------------------------
                                            Frederick B. Beilstein, III
                                            Senior Vice President and
                                            Chief Financial Officer




Dated:  October 20, 1994





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                                 Exhibit Index


Exhibit No.      Description
- - -----------      -----------

10(a) Credit Agreement dated as of October 11, 1994 by and between The Actava Group Inc. and Metromedia Company with respect to a revolving credit facility of up to $55 million. The following exhibits are omitted: Exhibit A - Form of Note; Exhibit B - Form of Pledge Agreement; Exhibit C - Form of Guaranty; and Exhibit D - Form of Opinion of Paul, Weiss, Rifkind, Wharton and Garrison. Registrant agrees to furnish copies of such exhibits upon request.

10(b) Revolving Credit Note dated as of October 11, 1994 with respect to a revolving credit facility of up to $55 million between The Actava Group Inc. and Metromedia Company.

10(c) Pledge Agreement dated as of October 11, 1994 by and between Metromedia Company; Met Telcell, Inc.; Met International, Inc.; John W. Kluge; Anita H. Subotnick and Stuart Subotnick, as joint tenants, and The Actava Group Inc. with respect to a revolving credit facility of up to $55 million.


10(d) Guaranty dated as of October 11, 1994 by John W. Kluge in favor of The Actava Group Inc. with respect to a revolving credit facility of up to $55 million.





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